Exhibit 2.14

FOURTH SUPPLEMENTAL INDENTURE
Dated as of January 28, 2025
Among
AZUL SECURED FINANCE LLP
as Issuer
AZUL S.A.
as Parent Guarantor
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
INTELAZUL S.A.
ATS VIAGENS E TURISMO LTDA.
AZUL IP CAYMAN HOLDCO LTD.
AZUL IP CAYMAN LTD.
as Guarantors
UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
and
TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent
11.500% Senior Secured Second Out Notes due 2029
10.875% Senior Secured Second Out Notes due 2030

FOURTH SUPPLEMENTAL INDENTURE dated as of January 28, 2025 (this “Supplemental Indenture”), to the Indenture dated as of July 14, 2023, as supplemented by the first supplemental indenture, dated as of July 14, 2023 (in respect of the 2029 Notes (as defined below)) and the second supplemental indenture, dated as of July 14, 2023 (in respect of the 2030 Notes (as defined below)) (as amended, the “Indenture”), by and between Azul Secured Finance LLP, a limited liability partnership formed under the laws of the State of Delaware (the “Issuer”), Azul S.A., a Brazilian corporation (sociedade por ações), as the parent guarantor (the “Parent Guarantor”), Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“Azul Linhas”), IntelAzul S.A., a Brazilian corporation (sociedade por ações) (“IntelAzul”), ATS Viagens e Turismo Ltda. a Brazilian limited liability company (sociedade limitada) (“Azul Viagens”), Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400853 (“IP HoldCo”), Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400854 (“IP Co”, together with IP HoldCo, the “IP Parties” and the IP Parties together with the Parent Guarantor, Azul Linhas, IntelAzul and Azul Viagens, the “Guarantors”), UMB Bank, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”) and U.S. Collateral Agent (in such capacity, the “U.S. Collateral Agent”), Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent (the “Brazilian Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”).
Each party agrees as follows:
WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agents have duly authorized the execution and delivery of the Indenture providing for the issuance of Issuer’s 11.500% Senior Secured Second Out Notes due 2029 (the “2029 Notes”) and the Issuer’s 10.875% Senior Secured Second Out Notes due 2030 (the “2030 Notes” and, together with 2029 Notes, the “Notes”);
WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Guarantors, the Trustee and the Collateral Agents may, with the consent of the Holders holding no less than 66.67% of the outstanding principal amount of the Notes of the relevant series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of the relevant series) (the “Requisite Noteholders”), amend or supplement the provisions of the Indenture as set forth herein (it being acknowledged that certain amendments to the Indenture set forth herein require the consent of a majority in aggregate principal amount of Notes, and all amendments to the Indenture set forth herein can be made with the consent of the Requisite Noteholders);

WHEREAS, Section 9.02 of the Indenture provides further that the Issuer, the Guarantors, the Trustee and the Collateral Agents may, with the consent of the Requisite Noteholders, (i) amend or supplement any Notes Document (which includes the Intercreditor Agreement, the other Collateral Documents, the Azul Cargo Intercreditor Agreement and the other Azul Cargo Collateral Documents), and (ii) release any of the Collateral;
WHEREAS, the Issuer has offered to exchange (in respect of each series, each an “Exchange Offer”) any and all of the 2029 Notes for its newly-issued 11.500% Senior Secured Second Out Notes due 2029 and any and all of the 2030 Notes for its newly-issued 10.875% Senior Secured Second Out Notes due 2030, and, in conjunction with each Exchange Offer, solicited written consents of the Holders of the Notes pursuant to the confidential exchange offering memorandum and consent solicitation statement, dated December 17, 2024, as supplemented and amended (the “Exchange Offer Memorandum”), to the amendments to the Indenture contained herein upon the terms and subject to the conditions set forth therein;
WHEREAS, the respective consents of the Requisite Noteholders with respect to the amendments to the Indenture set forth herein have been received and accepted in accordance with the terms of the relevant Exchange Offer set forth in the Exchange Offer Memorandum;
WHEREAS, following the receipt of the consents of the Requisite Noteholders and the satisfaction or waiver of the conditions to each Exchange Offer, the amendments to the Indenture are hereby effective and operative; and
WHEREAS, all other conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture for the foregoing purposes have been complied with, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Collateral Agents and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.
NOW, THEREFORE:
In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions. All capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture
Section 1.02. Headings. The headings of the sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Supplemental Indenture and shall not modify or restrict any of the terms or provisions of this Supplemental Indenture.

ARTICLE ONE
AMENDMENTS TO THE INDENTURE
Section 2.01 Amendments to Certain Covenants of the Indenture. The following sections of the Indenture are hereby deleted in their entirety and amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:
(a)Section 4.02 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.02 [Reserved]”;
(b)Section 4.03 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.03 [Reserved]”;
(c)Section 4.04 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.04 [Reserved]”;
(d)Section 4.05 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.05 [Reserved]”;
(e)Section 4.06 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.06 [Reserved]”;
(f)Section 4.07 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.07 [Reserved]”;
(g)Section 4.08 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.08 [Reserved]”;
(h)Section 4.09 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.09 [Reserved]”;

(i)Section 4.10 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.10 [Reserved]”;
(j)Section 4.11 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.11 [Reserved]”;
(k)Section 4.12 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.12 [Reserved]”;
(l)Section 4.13 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.13 [Reserved]”;
(m)Section 4.14 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.14 [Reserved]”;
(n)Section 4.15 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.15 [Reserved]”;
(o)Section 4.16 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.16 [Reserved]”;
(p)Section 4.17 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.17 [Reserved]”;
(q)Section 4.18 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.18 [Reserved]”;

(r)Section 4.21 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.21 [Reserved]”;
(s)Section 4.22 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.22 [Reserved]”;
(t)Section 4.23 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.23 [Reserved]”;
(u)Section 4.24 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.24 [Reserved]”;
(v)Section 4.25 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.25 [Reserved]”;
(w)Section 4.28 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.28 [Reserved]”;
(x)Section 4.29 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.29 [Reserved]”;
(y)Section 4.31 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.31 [Reserved]”;
(z)Section 4.32 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.32 [Reserved]”;

(aa)Section 4.33 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.33 [Reserved]”;
(bb)    Section 4.35 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.35 [Reserved]”;
(cc)    Section 4.37 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.37 [Reserved]”;
(dd)    Section 4.38 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.38 [Reserved]”;
(ee)    Section 4.39 of the Indenture is hereby amended and restated in its entirety as follows:
“Section 4.39 [Reserved]”.
Section 2.02 Amendments to Section 5.01 of the Indenture. The following sections of the Indenture are hereby deleted in their entirety and amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:
(a)Section 5.01(a)(iii) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 5.01(a)(iii) [Reserved]”;
(b)Section 5.01(a)(iv) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 5.01(a)(iv) [Reserved]”;
(c)Section 5.01(c) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 5.01(c) [Reserved]”.

Section 2.03 Amendments to Certain Events of Default of the Indenture. The following sections of the Indenture are hereby deleted in their entirety and amended to read as follows and any and all references to such sections and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect:
(a)Section 6.02(a)(iii) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(iii) [Reserved]”;
(b)Section 6.02(a)(iv)(B) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(iv)(B) [Reserved]”;
(c)Section 6.02(a)(v) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(v) [Reserved]”;
(d)Section 6.02(a)(vi) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(vi) [Reserved]”;
(e)Section 6.02(a)(vii) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(vii) [Reserved]”;
(f)Section 6.02(a)(viii) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(viii) [Reserved]”;
(g)Section 6.02(a)(ix) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(ix) [Reserved]”;
(h)Section 6.02(a)(x) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(x) [Reserved]”;

(i)Section 6.02(a)(xi) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(xi) [Reserved]”;
(j)Section 6.02(a)(xii) of the Indenture is hereby amended and restated in its entirety as follows:
“Section 6.02(a)(xii) [Reserved]”.
Section 2.04 Release of Collateral; Collateral Documents; Azul Cargo Collateral Documents.
(a)Article 13 of the Indenture is hereby deleted in its entirety and replaced with “[Reserved]” and any and all references to such Article and the Sections therein and provisions of the Indenture which are amended, modified, replaced or deleted and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.
(b)The Trustee and the Collateral Agents hereby acknowledge that, pursuant to the consent of the Requisite Noteholders and in accordance with Sections 9.02(e)(iv)(A) of the Indenture, and in reliance of the Opinion of Counsel and Officer’s Certificates delivered to each of the Trustee and the Collateral Agents, all Liens in the Collateral granted by the Obligors to the Collateral Agents to secure the Notes Secured Obligations for the benefit of the Notes Secured Parties pursuant to the Indenture, each Collateral Document and each Azul Cargo Collateral Document are hereby fully, unconditionally and irrevocably released, terminated and discharged (the “Collateral Release”). For the avoidance of doubt, the Collateral Release does only constitutes a release, termination and discharge of Liens securing the Notes Secured Obligations and not any other Secured Obligations.
(c)Notwithstanding any provision to the contrary in any Collateral Document or any Azul Cargo Collateral Document, the Obligors, the Trustee, the Collateral Agents and the Representatives are hereby authorized and permitted, pursuant to this Supplemental Indenture and without any further consent of any Holder, to (i) execute, deliver, perform, file or acknowledge (as applicable) any amendment to, or restatement, termination or release of, or any other document, filing, registration or notice in relation to, any of the Collateral Documents (including the Intercreditor Agreement) and the Azul Cargo Collateral Documents (including the Azul Cargo Intercreditor Agreement) and (ii) take any other action as is required, in each case, in order to effectuate or evidence the Collateral Release.

(d)The parties hereto acknowledge and agree that, pursuant to this Supplemental Indenture, the Notes and the Notes Guarantees no longer constitute (i) Notes Secured Obligations for the purposes of the Intercreditor Agreement, and (ii) Second Out Notes Secured Obligations for the purposes of the Azul Cargo Intercreditor Agreement. Accordingly, the Notes and the Notes Guarantees constitute unsecured obligations of the Issuer and the relevant Guarantor, respectively, that are not secured by any Liens.
Section 2.05 Amendments to Certain Definitions. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Sections 2.01, 2.02, 2.03 and 2.04(a) of this Supplemental Indenture or whose sole use or uses in the Indenture were eliminated in the revisions set forth in Sections 2.01, 2.02, 2.03 and 2.04(a) of this Supplemental Indenture are hereby deleted. All cross-references in the Indenture to sections and clauses deleted by Sections 2.01, 2.02, 2.03 and 2.04(a) of this Supplemental Indenture shall also be deleted in their entirety.
ARTICLE THREE
AMENDMENTS TO THE NOTES
Section 3.01 Amendments to the Notes. The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Article Two hereof. As of the date hereof, such provisions from the Notes shall be deemed deleted or amended, as applicable.
ARTICLE FOUR
RATIFICATION OF OTHER TERMS AND CONDITIONS OF THE INDENTURE
Section 4.01 Indenture to Remain in Effect.
Except as expressly modified by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with its terms. Upon the execution of this Supplemental Indenture, the Indenture and the Notes shall be deemed to be modified and amended in accordance with this Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

ARTICLE FIVE
MISCELLANEOUS
Section 5.01 Governing Laws; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENTS AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 5.02 Successors and Assigns. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.
Section 5.03 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.04 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 5.05 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Agents shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 5.06 Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.
Section 5.07 Waiver of Immunity. With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 5.08 Limited Recourse; Non-Petition. The provisions of Section 13.08 of the Indenture are incorporated herein mutatis mutandis.

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AZUL SECURED FINANCE LLP By: Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President

AZUL S.A.
By:	/s/ JOHN PETER RODGERSON
Name: John Peter Rodgerson
Title: President

AZUL LINHAS AÉREAS BRASILEIRAS S.A.
By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President

INTELAZUL S.A.
By:	/s/ JOHN PETER RODGERSON
Name: John Peter Rodgerson
Title: President

ATS VIAGENS E TURISMO LTDA.
By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: President
[Signature Page to Supplemental Indenture]

AZUL IP CAYMAN HOLDCO LTD.
By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: Director

AZUL IP CAYMAN LTD.
By:	/s/ ABHI MANOJ SHAH
Name: Abhi Manoj Shah
Title: Director

Witnessed by:
By:	/s/ GEOVANI SOUSA
Name: Geovani Sousa
CPF: 435.826.438-75

By:	/s/ JENNIFER RIBEIRO
Name: Jennifer Ribeiro
CPF: 485.217.628-01
[Signature Page to Supplemental Indenture]

UMB BANK, N.A., as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
By:	/s/ ISRAEL LUGO
Name: Israel Lugo
Title: Vice President
[Signature Page to Supplemental Indenture]

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA. as Brazilian Collateral Agent
By:	/s/ CARLA RIBEIRO
Name: Carla Ribeiro
Title: Attorney-in-fact

/s/ LEONE AZEVEDO
Name: Leone Azevedo
Title: Attorney-in-fact
[Signature Page to Supplemental Indenture]